SECOND QUARTER 2016 Financial Results AUGUST 4, 2016

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as Operating income before depreciation and amortization (“OIBDA”), Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow in addition to, and not as a substitute for, the Company’s Operating income (loss), Net income (loss), Diluted EPS and various cash flow measures (e.g., Cash provided by (used in) operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. Note: Throughout the presentation, certain numbers will not sum to the total due to rounding. 2 Disclaimer

 Total revenues declined 1% year-over-year.  Total advertising revenues increased 1% year-over year. Digital advertising revenues increased 65%.  Operating expenses were lower than expectations.  Operating income was $50 million versus $61 million last year.  Adjusted OIBDA was $89 million versus $117 million last year.  Quarter-end cash, cash equivalents and short-term investments of $380 million or $3.78 per share.  Bought back $34 million of stock with $145 million remaining under the authorization as of June 30th. Bought back $10 million face value of our senior notes with $80 million remaining under the authorization.  We now expect annual revenue for 2016 of flat to +1.5% year-over-year.  In conjunction with our realignment program, we expect to incur approximately $35 million of restructuring costs for actions identified to date.  We now expect 2016 Operating Income of $215 million to $240 million, and Adjusted OIBDA of $400 million to $430 million. 2Q16 Financial Highlights 3

$343 $299 $77 $127 2015 2016 Digital Advertising Print and Other Advertising 2Q16 Advertising Revenues  Total advertising revenues up 1%  Print and other advertising down 13%  Digital advertising up 65% - Includes the benefit of acquisitions - Excluding the Viant acquisition, digital advertising revenues would have increased 10% year-over-year $420 $426 4 HIGHLIGHTS 2Q 2Q $MM

$166 $154 $82 $74 $6 $8 Other Circulation Revenues Newsstand Revenues Subscription Revenues  Subscription revenues down 7%  Newsstand revenues down 10% $MM $254 $236 2Q16 Circulation Revenues HIGHLIGHTS 2Q15 2Q16 5

2Q16 Other Revenues  Other revenues up 8% - Includes the benefit of acquisitions $99 $107 HIGHLIGHTS 2Q15 2Q16 $MM 6

$362 $357 $295 $330 Costs of Revenues (COR) SG&A 2Q16 Operating Expenses  Costs of revenues and SG&A combined increased 5% - Includes costs related to our growth initiatives and operations of newly acquired businesses - Includes transaction-related expenses which are excluded from our Adjusted OIBDA calculation: 2Q15 2Q16 Transaction-related $1 $7 $687 $657 HIGHLIGHTS 2Q15 2Q16 $MM 7

1 2 2Q16 Adjusted OIBDA $117 $89  2Q16 Operating Income of $50 million vs. $61 million in the prior year  2Q16 Adjusted OIBDA of $89 million  Diluted EPS of $0.18 vs. $0.22 in the prior year  Adjusted Diluted EPS of $0.22 vs. $0.27 in the prior year HIGHLIGHTS 2Q15 2Q16 $MM 8

2Q16 Cash Update HIGHLIGHTS  2Q16 ending cash, cash equivalents and short-term investments of $380 million  Cash provided by operations of $79 million  Quarterly dividend of $0.19 per share, or $19 million, paid on 6/15/16  $10 million face value of debt purchased at a discount of $9.5 million (excluding accrued interest)  Stock buyback of $36 million (on settlement date basis)  As of 6/30/16, net leverage ratio of 2.19x - Target net leverage ratio 2.0x to 2.5x 9 CHANGES IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS Beginning Cash Balance 4/1/16 $400 Free Cash Flow Proceeds from dispositions Acquisitions/Divestitures, net Purchase of common stock Dividends paid Repurchase of Senior Notes Other 53 28 (11) (36) (19) (9) (26) Ending Cash Balance 6/30/16 $380

Time Inc. Outlook For 2016 1 We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2 The Previous Full Year 2016 Outlook assumed USD to GBP exchange rate of 1.42 for the remainder of the year. The Current Full Year 2016 Outlook assumes USD to GBP exchange rate of 1.3 for the remainder of the year. 3 The Full Year 2015 Actuals include capital expenditures of $161 million offset by $46 million of tenant improvement allowances. $MM FY 2015 ACTUALS PREVIOUS FY 2016 OUTLOOK RANGE2 FY 2016 OUTLOOK RANGE2 Revenues (5)% 1% - 5% 0% - 1.5% Operating income (loss) ($823) $305 - $340 $215 - $240 Adjusted OIBDA1 $440 $440 - $490 $400 - $430 Investment spending, net ($30) ($25) ($20) Capital expenditures $166 $85 - $105 $95 - $105 Real estate related3 $115 $40 $50 Core & growth $51 $45 - $65 $45 - $55 10

Q&A

Appendix

13

14

16

17